                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Non-Employee Director Stock Option Plan and the 1999 Employee Stock Purchase Plan of our report dated January 25, 2000 with respect to the consolidated financial statements of Interact Commerce Corporation (formerly known as SalesLogix Corporation) (the "Company") included in its Annual Report on Form 10-K for the year ended December 31, 1999,filed with the Securities and Exchange Commission.

      We also consent to the incorporation by reference therein of our report dated March 24, 2000 with respect to the financial statement schedule of the Company for the years ended December 31, 1999, 1998, and 1997 included in the Annual Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission.

                                     /s/ ERNST & YOUNG LLP



Phoenix, Arizona
August 30, 2000